N-SAR FILING
                            THRIVENT SERIES FUND, INC.

                    Transactions effected pursuant to rule 10f-3
                    For 12-month period ending December 31, 2005



Fund              Trade Date   CUSIP       Issuer          144A   Price    Par/Amount
-------------------------------------------------------------------------------------
THRIVENT PARTNER  12/15/2005   695156109   PACKAGING COR   N      21.500   3,430
MID CAP VALUE                              OF AMERICA
PORTFOLIO


                   Issuer                                  Participating   Selling
Fund               Size        Percent     Broker          Underwriters    Concession
-------------------------------------------------------------------------------------
THRIVENT PARTNER   15,500,000  0.022%      JP MORGAN       JP MORGAN;
MID CAP VALUE                              SECURITES       GOLDMAN, SACHS
PORTFOLIO                                  INC.            & CO.
